Date:                      ESSA Bancorp, Inc.
Contact:                   Gary S. Olson, President & CEO
Corporate Office:          200 Palmer Street
                           Stroudsburg, Pennsylvania 18360
Telephone:                 (570) 421-0531


                 ESSA BANCORP, INC. ANNOUNCES OPERATING RESULTS
                      FOR THE THIRD FISCAL QUARTER OF 2007



Stroudsburg, Pennsylvania, July 25, 2007 -- ESSA Bancorp, Inc., (the "Company") [NASDAQ: "ESSA"] the holding company for ESSA Bank & Trust (the "Bank") today announced its operating results for the third fiscal quarter of 2007. The Company reported a net loss of $9.0 million for the three months ended June 30, 2007, stemming primarily from an anticipated one-time allocation of $12.7 million to the ESSA Bank & Trust Foundation (the "Foundation"), in conjunction with the Company's stock offering. The reported net loss of $9.0 million for the three months ended June 30, 2007 compared to net income of $1.0 million for the three months ended June 30, 2006. For the nine months ended June 30, 2007 as compared to the nine months ended June 30, 2006, the Company's results showed a net loss of $6.8 million, compared to net income of $3.0 million.

The Bank underwent a mutual-to-stock conversion as part of the Company's stock offering that was consummated April 4, 2007. The stock offering resulted in gross proceeds of $158.7 million through the sale of 15,870,000 shares at a price of $10.00 per share. The Company contributed 1,110,900 shares of its common stock to the Foundation along with $1.6 million in cash. Net proceeds from the stock offering prior to this contribution to the Foundation were $155.8 million. Concurrent with the conversion, the Company lent approximately $13.6 million to the Bank's Employee Stock Ownership Plan. The Company retained approximately $64.3 million of the net proceeds prior to the contribution to the Foundation and the remainder of the net proceeds was contributed to the Bank. The stock offering proceeds have been invested in short-term, investment-grade debt obligations and mortgage-backed securities debt issued by United States government sponsored agencies or entities. Approximately $29.7 million of the net proceeds of the stock offering was used to pay down short term debt at the Bank.

"We were pleased with the final outcome of our conversion from a mutual to a stock organization," said Gary S. Olson, President and Chief Executive Officer of the Company.

Balance Sheet

Total assets increased $166.5 million, or 22.9% to $892.3 million at June 30, 2007 compared to $725.8 million at September 30, 2006. The primary reasons for the increase in assets were an increase in net loans receivable of $43.0 million, increases in cash and cash equivalents of $8.4 million, and an increase in investment securities of $112.0 million. The increase in loans receivable included increases in residential loans of $33.1 million, consumer loans of $1.3 million and commercial loans of $8.8 million. The increases in cash and investment securities were due primarily to the investment of the net proceeds from the stock offering.

Retail deposits increased $1.9 million while brokered certificates of deposit decreased $6.6 million at June 30, 2007 compared to September 30, 2006. Borrowed funds increased during the same time period by $21.7 million.

Stockholders' equity increased $146.0 million to $204.4 million at June 30, 2007 compared to $58.3 million at September 30, 2006. The primary reason for the increase was the Company's mutual to stock conversion and stock offering which was consummated on April 4, 2007.

Asset Quality:

Asset quality remains strong. Nonperforming assets totaled $943,000 or 0.1% of total assets at June 30, 2007 compared to $476,000 or 0.07% of total assets at September 30, 2006. The Bank made a provision for loan losses of $90,000 for the three months ended June 30, 2007 compared to a provision of $75,000 for the comparable three-month period in 2006. The Bank made a provision for loan losses of $270,000 for the nine months ended June 30, 2007 compared to a provision of

$225,000 for the comparable nine-month period in 2006. The allowance for loan losses was $4.1 million or 0.69% of loans outstanding at June 30, 2007 compared to $3.9 million or 0.69% of loans outstanding at September 30, 2006.

Net Interest Income:

Net interest income increased $1.9 million, or 43.4% to $6.3 million for the three months ended June 30, 2007 from $4.4 million for the comparable period in 2006. The increase was primarily attributable to an increase in net average earning assets of $187.6 million resulting primarily from loan and investment growth combined with the investment of the proceeds from the Company's stock offering, offset in part by a 31 basis point decrease in the Bank's interest rate spread to 2.19% for the three months ended June 30, 2007 from 2.50% for the comparable period in 2006.

Net interest income increased $2.6 million, or 20.2% to $15.5 million for the nine months ended June 30, 2007 from $12.9 million for the comparable period in 2006. The increase was primarily attributable to an increase in net average earning assets of $120.9 million, offset in part by a 27 basis point decrease in the Bank's interest rate spread to 2.24% for the nine months ended June 30, 2007 from 2.51% for the comparable period in 2006.

Non-Interest Expense:

Non-interest expense increased $13.3 million to $17.6 million for the three months ended June 30, 2007 from $4.3 million for the comparable period in 2006. The primary reason for the increase was the one-time increase in contribution to charitable foundation of $12.6 million for the three months ended June 30, 2007 compared to the comparable period in 2006. Excluding the contribution, non-interest expense increased $620,000 or 14.6% for the three months ended June 30, 2007 compared to the comparable period in 2006. Increases in compensation and employee benefits, occupancy and equipment and professional fees were the primary reasons for the increase in non-interest expense.

For the nine months ended June 30, 2007, as compared to the comparable period in 2006, non-interest expense increased $13.7 million to $26.3 from $12.6 million. The primary reason for the increase was the one-time increase in contribution to charitable foundation of $12.4 million. Excluding the contribution, non-interest expense increased $980,000, or 7.8%, for the nine months ended June 30, 2007 compared to the comparable period in 2006. Increases in compensation and employee benefits, occupancy and equipment and advertising fees were the primary reasons for the increase.

"We have been pleased with the volume of our loan activity, especially mortgages," commented Mr. Olson. "Actually, our loan growth has surpassed expectations so far this year. Even though our net interest margin is challenged by the current interest rate environment, our asset quality, our growth in loans and our non-interest income positions us well."

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $800 million and is the leading service-oriented financial institution in the greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and 13 community offices throughout the Pocono, Pennsylvania area. In addition to being one of the region's largest mortgage lenders, ESSA offers a full range of retail and commercial financial services. ESSA Bancorp stock trades on The NASDAQ Global Market under the symbol "ESSA."

                                       ###


Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                        ESSA BANCORP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)



                                                                                   June 30,        September 30,
                                                                                    2007               2006
                                                                               ------------        -----------
                                                                                  (dollars in thousands)

ASSETS
      Cash and due from banks.................................................$     15,033         $ 11,677
      Interest-bearing deposits with other institutions.......................       6,074            1,053
                                                                               -------------       ---------
            Total cash and cash equivalents...................................      21,107           12,730
      Investment securities available for sale................................     203,185           89,122
      Investment securities held to maturity (market value of $17,249 and
         $19,193).............................................................      17,657           19,715
      Loans receivable (net of allowance for loan losses of $4,116 and $3,855)     599,656          556,677
      Federal Home Loan Bank stock............................................      15,231           13,675
      Premises and equipment..................................................      11,391           11,447
      Bank-owned life insurance...............................................      13,786           13,376
      Other assets............................................................      10,242            9,054
                                                                               -------------       ---------
            TOTAL ASSETS......................................................$    892,255        $ 725,796
                                                                               =============      ===========

LIABILITIES

      Deposits................................................................$    397,480        $ 402,153
      Short-term borrowings...................................................      33,031           35,299
      Other borrowings........................................................     248,000          224,000
      Advances by borrowers for taxes and insurance...........................       5,156            2,198
      Other liabilities.......................................................       4,216            3,809
                                                                               -------------      -----------
            TOTAL LIABILITIES.................................................     687,883          667,459
                                                                               -------------      -----------
      Commitment and contingencies............................................          --               --


STOCKHOLDERS' EQUITY
      Preferred stock ($.01 par value: 10,000,000 shares authorized, none
         issued)..............................................................          --               --
      Common stock ($.01 par value; 40,000,000 shares authorized, 16,980,900
         shares issued and outstanding).......................................         170               --
      Additional paid in capital..............................................     166,769               --
      Unallocated common stock held by the Employee Stock Ownership Plan
         (1,343,379 shares)...................................................     (13,434)              --
      Retained earnings.......................................................      51,682           58,526
      Accumulated other comprehensive loss....................................        (815)            (189)
                                                                               -------------      ------------
            TOTAL STOCKHOLDERS' EQUITY........................................     204,372           58,337
                                                                               -------------      ------------
            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................$    892,255        $ 725,796
                                                                              ===============     ============

                        ESSA BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF INCOME (LOSS)
                                   (UNAUDITED)


                                                                                   For the Three Months     For the Nine Months
                                                                                      Ended June 30,          Ended June 30,
                                                                                 -----------------------  --------------------------
                                                                                     2007         2006        2007          2006
                                                                                  ------------ ----------  ------------  -----------
                                                                                               (dollars in thousands)

INTEREST INCOME
      Loans receivable...........................................................$     9,041    $  8,051    $ 26,426      $ 23,399
      Investment securities:.....................................................
            Taxable..............................................................      2,634         954       5,127         2,490
            Exempt from federal income tax.......................................         74          71         221           204
      Other investment income....................................................        424         228        1209           641
                                                                                  ------------  ----------- -----------   ----------
            Total interest income................................................     12,173       9,304      32,983        26,734
                                                                                  -----------   ----------- -----------   ----------

INTEREST EXPENSE
      Deposits...................................................................      2,546       2,340       7,912         6,443
      Short-term borrowings......................................................        480          23       1,319           433
      Other borrowings...........................................................      2,821       2,530       8,238         6,947
                                                                                  ------------  -----------  -----------  ----------
            Total interest expense...............................................      5,847       4,893      17,469        13,823
                                                                                  ------------  -----------  -----------  ----------

NET INTEREST INCOME..............................................................      6,326       4,411      15,514        12,911
      Provision for loan losses..................................................         90          75         270           225
                                                                                  ------------   ----------- -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES..............................      6,236       4,336      15,244        12,686
                                                                                  ------------   ----------- -----------  ----------

NONINTEREST INCOME
      Service fees on deposit accounts...........................................        873         933       2,629         2,853
      Services charges and fees on loans.........................................        178         120         434           355
      Trust and investment fees..................................................        195         179         595           498
      Gain on sale of loans, net.................................................         --            7          12            7
      Earnings on Bank-owned life insurance......................................        143         131         410           381
      Other......................................................................         22          25          56            73
                                                                                  ------------   -----------  -----------  ---------
            Total noninterest income.............................................      1,411       1,395       4,136         4,167
                                                                                  ------------   -----------  -----------  ---------

NONINTEREST EXPENSE
      Compensation and employee benefits.........................................      2,828       2,381       7,995         6,952
      Occupancy and equipment....................................................        690         606       1,951         1,819
      Professional fees..........................................................        278         206         586           602
      Data processing............................................................        475         433       1,358         1,341
      Advertising................................................................        178         135         514           446
      Contribution to charitable foundation......................................     12,693          97      12,693           303
      Other......................................................................        426         394       1,206         1,164
                                                                                  ------------  -----------  -----------  ----------
            Total noninterest expense............................................     17,568       4,252      26,303        12,627
                                                                                  ------------  -----------  -----------  ----------
Income (loss) before income taxes................................................     (9,921)      1,479      (6,923)        4,226
Income taxes.....................................................................       (915)        457         (79)        1,276
                                                                                  ------------  -----------  -----------  ----------
                                                                                 $    (9,006)   $  1,022     $(6,844)     $  2,950
NET INCOME (LOSS)................................................................============   ============ ===========  ==========


     Due to the completion of the Company's  initial public offering on April 4,
     2007,   earnings  per  share  for  the  periods  shown  is  not  considered meaningful.